INDEPENDENT AUDITORS
INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of The Asia Pacific Fund, Inc.

We have audited the accompanying statement of assets and liabilities of The Asia Pacific Fund, Inc., including the portfolio of investments, as of March 31,
2002, and the related statements of operations, statement of changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statement of changes in net assets for the year ended March 31, 2001, and the financial highlights for each of the four years in the period then ended, were audited by other auditors whose report, dated May 4, 2001, expressed an unqualified opinion on that statement of changes in net assets and financial highlights.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 2002, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over-all financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above, and audited by us, present fairly, in all material respects, the financial position of The Asia Pacific Fund, Inc., at March 31, 2002, the results of its operations, the changes in its net assets and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States.


ERNST & YOUNG LLP
New York, New York
May 3, 2002